FOR IMMEDIATE RELEASE	EXHIBIT 99.1

VantagePoint Venture Partners Invests $8 Million in eUniverse

Company Looks to Fund Growth and Business Development Opportunities

Los Angeles, CA – November 3, 2003 – eUniverse, Inc. (EUNI.PK) announced today that the Company closed an $8 million financing with VantagePoint Venture Partners, one of the largest and most active venture capital firms in the nation. Under the terms of the investment, VantagePoint entities purchased 5,333,333 shares of a new series of preferred stock (Series C) for $1.50 per share. In July 2003, in anticipation of this preferred stock investment, VantagePoint loaned $2 million to the Company and purchased $500,000 of debt the Company owed an indirect subsidiary of Sony Corporation of America to obtain an option to acquire certain common stock and Series B preferred stock of the Company owned by the Sony affiliate.

Other terms of the transaction announced today include an agreement by VantagePoint to loan the Company, or guarantee a third-party loan to the Company of, up to $4 million to facilitate business development opportunities, and the addition of a conversion feature to the $2.5 million in existing Company debt held by VantagePoint, all subject to certain conditions being met. If those conditions are met, including eUniverse stockholder approval, the Company will, in connection with the funding of the business development loan, issue a warrant to VantagePoint to purchase up to 1,000,000 shares of the Company’s Series C Preferred Stock at $2.00 per share, and the $2.5 million VantagePoint debt would become convertible into Series C-1 Preferred Stock at $2.00 per share.

Also as part of the closing of VantagePoint’s $8 million dollar investment, David S. Carlick and Andrew T. Sheehan, Managing Directors of VantagePoint Management, Inc. have joined the eUniverse Board of Directors.

“VantagePoint’s continued support of eUniverse is vital to our growth,” said Brett Brewer, President of eUniverse. “With this added cash we plan to continue to build the Company and its properties to deliver value to our customers and stockholders.”

Further information about the transactions described in this release is expected to be made available in connection with upcoming filings of the Company with the Securities and Exchange Commission.

About eUniverse

eUniverse, Inc. and its subsidiaries own and operate a compelling collection of predominantly online businesses engaged in interactive entertainment, electronic commerce and publishing, and direct to consumer marketing. The Company’s many popular destination Web sites attract millions of visitors who view, share and interact with eUniverse content, and who purchase an array of products and services from eUniverse and its advertisers. The Company’s holdings include the following: Flowgo (www.flowgo.com), one of the largest entertainment Web sites according to Nielsen//NetRatings; comedy site MadBlast (www.madblast.com); dating site Cupid Junction (www.cupidjunction.com); GameUniverse, which includes online computer gaming sites Case’s Ladder (www.CasesLadder.com) and Skill Jam (www.SkillJam.com); and one of the largest e-mail newsletter portfolios, delivering content daily to many millions of subscribers with such titles as Infobeat, IntelligentX and GossipFlash.

About VantagePoint

VantagePoint Venture Partners is one of the nation’s largest venture capital firms, with $2.5 billion in committed capital in four funds. The Firm is an active multi-stage investor, providing funding and resources for all stages of a company’s lifecycle from seed round through late stage and privately negotiated investments in public companies. VantagePoint is based on a full-service Partner-Team approach that provides entrepreneurs with a blend of technology, venture capital, operations, and corporate-finance expertise. As hands-on investors, the Firm is focused on technology investing in communications, internet, semiconductor, software, and related growth industries. More information is available at www.vpvp.com.

Safe Harbor Statement

Information contained in this press release contains forward-looking statements that involve risks, uncertainties and assumptions about our business. No assurances can be given that the future results or events covered by such forward-looking statements will be achieved, and we assume no obligation to update any such forward-looking statements. The factors which could cause actual results or events to differ materially from those suggested by any such statements include, but are not limited to, those discussed in the Company’s annual report on Form 10-K filed with the Securities and Exchange Commission on August 22, 2003, which include risks or uncertainties associated with, among other things: actual demand by customers for our products and services and advertising and marketing inventory; changes in governmental or Internet Service Provider regulations and policies affecting commercial electronic communications; general economic conditions; risks related to the integration of acquisitions; the ability to locate and retain qualified personnel; the risk that the Company may encounter difficulties in connection with, or not experience benefits from, internal expansion; the risk that the conditions required to be satisfied for the Company to receive additional debt financing from, or guaranteed by, VantagePoint Venture Partners will not be satisfied; the risk that the Company is not able to find and consummate business development opportunities for which the additional financing could be used; the availability of an exchange, quotation system or other mechanism through which the Company’s securities may be effectively publicly traded; the risk that the Company’s restructuring and cost-cutting initiatives may not result in anticipated savings; the outcome of an informal inquiry by the Securities and Exchange Commission in connection with the Company’s restatement of certain fiscal year 2003 quarterly financial results; the outcome of litigation that has been filed in connection with the restatements; the possibility that stockholders or regulatory authorities may initiate additional proceedings against the Company or our officers and directors as a result of the restatements. The preceding matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

#  #  #